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                                                                     EXHIBIT 4-1

                            SPECIMEN UNIT AGREEMENT

                                     NUMBER

_____________AAAC UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS ASIA AUTOMOTIVE ACQUISITION CORP

                                     CUSIP

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT EACH TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ____________________________________________________________
is the owner of _________________________________________________________ Units.

Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Asia Automotive Acquisition Corp., a Delaware corporation (the "Company"), and one warrant (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). Each Warrant will become exercisable on later of
(i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) ___________, 2006, and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2010, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to ___________, 2005, subject to earlier separation in the discretion of Rodman and Renshaw. The terms of the Warrants are governed by a Warrant Agreement, dated as of ___________, 2005, between the Company and ____________________, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at
________________________________________________________________________________
and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

                        ASIA AUTOMOTIVE ACQUISITION CORP
                                   CORPORATE
                                    DELAWARE
                                      SEAL

                                      2005

________________________________           ________________________________

Chairman of the Board                      Secretary

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                        ASIA AUTOMOTIVE ACQUISITION CORP

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM: as tenants in Common                   UNIF GIFT MIN ACT

TEN ENT: as tenants by the entireties           CUSTODIAN____________

JT-TEN: as joint tenants with the right         MINOR__________________
of survivorship

       And not as tenants in common             STATE_____________________

Additional Abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, ___________________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________________________________________________________________ UNITS

REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT

_______________________________________________________________________ ATTORNEY
TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED COMPANY WILL FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED _________________

                 NOTICE: The signature to this assignment must
                    correspond with the name as written upon
                      the face of the certificate in every
                       particular, without alteration or
                      enlargement or any change whatever.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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